UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 9, 2009
Date of report (Date of earliest event reported)
STANDARD PARKING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179

(Commission File Number)	(IRS Employer Identification No.)
900 N. Michigan Avenue, Suite 1600, Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 274-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Underwriting Agreement. On November 9, 2009, Standard Parking Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC (collectively, the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives for the several underwriters (collectively, the “Underwriters”), relating to the public offering of up to 6,592,906 shares of the Company’s common stock by the Selling Stockholders at a public offering price of $16.00 per share. The Selling Stockholders also granted the Underwriters a 30-day option to purchase an additional 988,936 shares of the Company’s common stock to cover over-allotments, if any.
     The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
     The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-161750) filed with the SEC on October 6, 2009 (the “Registration Statement”), and a prospectus which consists of a base prospectus and a prospectus supplement filed with the SEC on November 10, 2009. The offering is expected to close on November 16, 2009, subject to customary closing conditions.
     Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services to us or the Company’s affiliates for which they have received, and may in the future receive, customary fees.
     Amendment to Registration Rights Agreement. On June 2, 2004, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Steamboat Industries LLC (“Steamboat”), the Company’s former parent company. Steamboat transferred all of its rights under the Registration Rights Agreement to the Selling Stockholders together with substantially all of its Standard Parking common stock, and the Selling Stockholders agreed in writing to be bound by the terms of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Selling Stockholders exercised their demand registration rights before such rights terminated on May 27, 2009, and the Registration Statement was filed pursuant to the Selling Stockholders’ demand notice to register all of the 7,581,842 shares of Standard Parking common stock that they hold. On November 9, 2009, the Company and the

Selling Stockholders entered into Amendment No. 1 to Registration Rights Agreement (the “Amendment”) to cause the Registration Statement to remain effective for a period of two years from the date the Registration Statement became effective, which was October 6, 2009. Accordingly, the Company is required to cause the Registration Statement to remain effective until October 6, 2011 or until all 7,581,842 registered shares have been distributed, whichever occurs first. In addition, in most circumstances when the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a demand registration mentioned above), the Selling Stockholders will have the opportunity to register their shares of Standard Parking common stock on such registration statement, subject to cut-backs required by any underwriter. The registration rights terminate to the extent these shares of common stock are sold in a public offering or when a Selling Stockholder’s shares all become eligible for sale under Rule 144 during any consecutive 90-day period. The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement, dated as of November 9, 2009, by and among Standard Parking Corporation, and GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC, and Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives for the several underwriters named therein.

10.1	Amendment No. 1 to Registration Rights Agreement, dated as of November 9, 2009, by and among Standard Parking Corporation, and GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION
Date: November 12, 2009	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, dated as of November 9, 2009, by and among Standard Parking Corporation, and GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC, and Credit Suisse Securities (USA) LLC and William Blair & Company, L.L.C., as representatives for the several underwriters named therein.

10.1	Amendment No. 1 to Registration Rights Agreement, dated as of November 9, 2009, by and among Standard Parking Corporation, and GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Special Situations Overseas Benefit Plan Fund Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC.

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